INFORMAL AGREEMENT WITH COMPANY PRESIDENT

Throughout the S-1 application process the President, Irish Hill, has been loaning the Company funds to complete the registration process.  Throughout the next twelve (12) months, for the period August 1, 2012 to July 31, 2013, the Company’s President has verbally agreed to loan the Company an unspecified amount to assist in start-up operations, in the event that the Company raises only a portion or none of the Offering amount.

There are no agreed upon terms for the repayment of any funds loaned to the Company.